As filed with the Securities and Exchange Commission on June 5, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                            HUDSON TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

      New York                                             13-3641539
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

275 North Middletown Road, Pearl River, New York                10965
(Address of principal executive offices)                      (Zip Code)

                       1997 Stock Option Plan, as amended
                            (Full title of the plan)

                Kevin J. Zugibe, P.E., Hudson Technologies, Inc.
             275 North Middletown Road, Pearl River, New York 10965
                     (Name and address of agent for service)

                                 (914) 735-6000
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE


Title of                          Proposed Maximum        Proposed Maximum
Securities to     Amount to be    Aggregate Price Per     Aggregate Offering     Amount of
be Registered     Registered      Share(1)                Price(1)               Registration Fee

Common Stock,
par value $.01    2,000,000
per share(2)      shares          $2.49                   $4,980,000             $1,314.72

     (1) Estimated solely for the purpose of calculating the registration fee and based (a) as to the 847,566 shares purchasable upon the exercise of options previously granted under the registrant's 1997 Stock Option Plan, as amended on August 19, 1999 (the "Plan") upon the average price at which such options may be exercised and (b) as to the remaining 1,152,434 shares issuable upon exercise of options reserved for issuance under the Plan on the basis of the high and low sales price for the registrant's Common Stock as quoted on NASDAQ on May 30, 2000.

     (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                    Item I. Plan Information.*

                    Item 2. Registrant Information and Employee Plan Annual
                            Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) Annual Report on Form 10-KSB for the fiscal year ended December 31,
1999;

     (2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;

     (3) The description of the registrant's Common Stock contained in its Registration Statement on Form 8-A, together with any amendment or report filed by the registrant with the Commission for the purpose of updating such description; and

     (4) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

                    Item 4. Description of Securities.

                            Not  applicable.

                    Item 5. Interests of Named Experts and Counsel.

                            Not applicable.

                    Item 6. Indemnification of Directors and Officers.

The New York Business Corporation Law (Sections 721 through 726) permits a corporation to indemnify any of its directors and officers for acts performed in their capacities, subject to certain conditions. Paragraph 3 of the Certificate of Incorporation of the Registrant provides that a director shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to the director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated
Section 719 of the Business Corporation Law. Paragraph 17 of Article III of the Registrant's By-laws provide for indemnification of directors and officers to the fullest extent permitted by the New York Business Corporation Law.


          Item 7. Exemption from Registration Claimed.

          Not  applicable.

          Item 8. Exhibits.

          Exhibit No.              Description

                5               Opinion of Blank Rome
                                Tenzer Greenblatt LLP

                23.1            Consent of BDO Seidman, LLP

                23.2            Consent of Blank Rome
                                Tenzer Greenblatt LLP
                                (included in Exhibit 5)

                24              Powers of Attorney
                                (included on Page II-4)

                              Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hillburn, Town of Ramapo, State of New York, on this 31st day of May 2000

                                                HUDSON TECHNOLOGIES, INC.


                                                By:/s/ Kevin J. Zugibe
                                                --------------------------------
                                                Kevin J. Zugibe, Chairman of the
                                                Board, Chief Executive Officer
                                                and President

     Each person whose signature appears below authorizes each of Kevin J. Zugibe and Stephen P. Mandracchia or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

Signature                               Title                        Date
---------                               -----                        ----

/s/ Kevin J. Zugibe           Chairman of the Board,              May 31, 2000
-------------------           Chief Executive Officer
Kevin J. Zugibe               and President (Principal
                              Executive Officer)


/s/ Stephen P. Mandracchia    Executive Vice President;           May 31, 2000
--------------------------    Secretary and Director
Stephen P. Mandracchia


/s/ Thomas P. Zugibe          Executive Vice President            May 31, 2000
--------------------          and Director
Thomas P. Zugibe


/s/ Brian Coleman             Vice President and Chief            May 31, 2000
-----------------             Financial Officer (Principal
Brian Coleman                 Financial and Accounting Officer)


/s/ Vincent P. Abbatecola     Director                            May 31, 2000
-------------------------
Vincent P. Abbatecola

/s/ Otto C. Morch             Director                            May 31, 2000
-----------------
Otto C. Morch

/s/ Harry C. Schell           Director                            May 31, 2000
-------------------
Harry C. Schell

                              Director                            May __, 2000
-------------------
Dominic J. Monetta

/s/ Robert L. Burr            Director                            May 31, 2000
------------------
Robert L. Burr

                               Director                           May __, 2000
------------------
Robert M. Zech

                                  Exhibit Index

     Exhibit
       No.                         Description
     -------                       -----------

         5          Opinion of Blank Rome Tenzer Greenblatt LLP

      23.1          Consent of BDO Seidman, LLP
      23.2          Consent of Blank Rome Tenzer  Greenblatt  LLP  (included  in
                    Exhibit 5)
        24 Powers of Attorney (included on Page II-4 of the Registration Statement)